Exhibit 10.20

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

THIS LEASE AGREEMENT is made between Landlord and Tenant as of the Effective Date below.

1. General Defined Terms.

a)	Effective Date:	September 14, 2018

b)	Landlord:	PROLOGIS PERTH AMBOY ASSOCIATES, LLC, a Delaware limited liability company

c)	Landlord Notice Address:	Prologis One Meadowlands Plaza, Suite 100 East Rutherford, NJ 07073 Attn: Market Officer	With copy to: Prologis 1800 Wazee Street Suite 500 Denver, CO 80202 Attn: General Counsel

d)	Tenant:	THE REALREAL, INC., A Delaware corporation NAICS No.: 453310
e)	Tenant Notice Address:	55 Francisco Street Suite 600 San Francisco, CA 94124 Attn: Chief Financial Officer	With copy to: Chiesa Shahinian & Giantomasi One Boland Drive West Orange, NJ 07052 Attn: Mitchell S. Berkey, Esq.

f)	Premises:	That portion of the Building containing approximately [***] rentable square feet as shown on Exhibit A.

g)	Building:	950 Convery Boulevard Perth Amboy, NJ 08861

h)	Project:	Prologis Perth Amboy – 950 Convery Boulevard

i)	Tenant’s Proportionate Share:	100.00%

j)	Lease Term:	One Hundred-Twenty Three (123) months, beginning on the Commencement Date and ending on the day which is 123 full calendar months following the Commencement Date (the “Expiration Date”).

k)	Commencement Date:	The date Landlord delivers possession of the Premises to Tenant in a vacant and broom clean condition, and all major mechanical systems serving the Premises which are necessary for Tenant to operate from the Premises in good working order (projected for November 1, 2018).

l)	Monthly Base Rent:	Period	Monthly Base Rent

		Commencement Date – Day 90	*USD$[***]
		Day 91 – Month 12	USD $[***]
		Month 13- Month 24	USD $[***]
		Month 25- Month 36	USD $[***]
		Month 37- Month 48	USD $[***]
		Month 49- Month 60	USD $[***]
		Month 61- Month 72	USD $[***]
		Month 73- Month 84	USD $[***]
		Month 85- Month 96	USD $[***]

		Month 97- Month 108	USD $[***]
		Month 109- Month 120	USD $[***]
		Month 121- Month 123	USD $[***]

*Monthly Base Rent is abated during this period. Monthly Fixed Operating Expenses and Taxes will be due as provided in the Lease during this period

m)	Monthly Fixed Operating Expenses:		Operating Expenses: USD$[***] Capital Repairs/Replacements: USD$[***] Total Monthly Fixed Operating Expenses: USD$[***]

n)	Annual Fixed Operating Expenses Increase:	[***]%

o)	Initial Estimated Monthly Taxes:	USD$[***]

p)	Security Deposit:	USD$[***] in the form of Letter of Credit

q)	Landlord Broker:	CBRE, Inc.

r)	Tenant Broker:	Newmark Knight Frank

s)	Exhibits:	Exhibit A — Site Plan
Exhibit B — Project Rules and Regulations
Exhibit C — Commencement Date Certificate
Exhibit D — Move-out Conditions
Exhibit E — Dock Equipment Maintenance
Exhibit F — ISRA Compliance
Exhibit G — [***] Renewal Option (Baseball Arbitration)
Exhibit H — Letter of Credit Form

2.

Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

3.

Acceptance of Premises. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. Except as provided herein otherwise, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. No later than 10 days after written demand is made by Landlord of Tenant, Tenant shall execute and deliver to Landlord a Commencement Date Certificate in the form of Exhibit C attached to and made a part of this Lease.

Tenant acknowledges that as of the date of this Lease, the Premises are occupied by an existing tenant (the “Existing Tenant”). Tenant acknowledges and agrees that Landlord shall not deliver possession of the Premises to Tenant until Landlord has obtained lawful possession of the Premises from the Existing Tenant.

Landlord represents and warrants that as of the Commencement Date the Premises’ HVAC, electrical, plumbing, sprinkler, and other mechanical systems are in good working order and Landlord warrants such systems for a period of six (6) months from the Commencement Date; provided, however, that such warranty shall not be effective for any maintenance, repairs or replacements necessitated due to the misuse of, or damages caused by, Tenant, its employees, contractors, agents, subtenants, or invitees. Furthermore, Landlord represents and warrants that as of the Commencement Date the Premises shall be vacant and in broom clean condition.

Notwithstanding any contrary term or provision contained herein, in the event Tenant has not received a grant or other financial assistance from the State of New Jersey (i.e. through the Grow New Jersey program) in an amount reasonably acceptable to Tenant on or before September 25, 2018 Tenant shall have the right to terminate this Lease upon written notice to Landlord on, or prior to September 30, 2018, in which event Landlord shall promptly return the Security Deposit and the first month’s Base Rent, Taxes and Monthly Fixed Operating Expenses to Tenant, and after which neither Landlord nor Tenant shall have any further obligations to the other hereunder. Tenant shall use commercially reasonable efforts to obtain a grant or other financial assistance from the State of New Jersey through September 25, 2018.

4.

Use. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but specifically excluding retail selling) products and for such other lawful purposes as may be incidental thereto. Tenant shall not conduct any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises, Building, and Project in a safe manner and will not commit waste, overload the floor or structure of the Premises, or subject the Premises to use that would damage the Premises. Tenant shall not permit any nuisance or objectionable odors, noise, or vibrations to emanate from the Premises. Outside storage is prohibited at the Project. Tenant, at its sole expense, shall use the Premises in compliance with all federal, state, local, and municipal laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. The Premises shall not be used for residential purposes. Tenant shall, at its expense, make any alterations or modifications, at the Premises or Project, that are required by Legal Requirements related to Tenant’s specific use or occupation of the Premises as opposed to general warehouse and distribution use. Landlord represents and warrants that, as of the Commencement Date, no written notice has been received by Landlord of non-compliance with any Legal Requirements in connection with the Premises. In the event that Landlord receives notice, or is otherwise informed, that the Premises is not in compliance with applicable Legal Requirements existing as of the Commencement Date, or which come into effect after the Commencement Date, and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises performed by Tenant, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority, or otherwise brought to Landlord’s knowledge, in order to bring the Premises into compliance with such applicable Legal Requirements without cost or expense to Tenant. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease, except for the payment of Monthly Base Rent, Fixed Operating Expenses and Taxes. Notwithstanding anything contained herein to the contrary, Tenant shall provide notice to Landlord that Tenant, or Tenant’s agents, contractors, or employees, requires access to the roof of the Building, along with the date such access is required, prior to accessing the roof of the Building. Tenant shall follow all Legal Requirements, including, but not limited to, OSHA requirements when employees, contractors, or agents access the roof of the Building and shall use reasonable and appropriate safety precautions in order to ensure such employees, contractors, or agents are not subject to injury or death.

5.

Base Rent. The first month’s Base Rent, Taxes, and Monthly Fixed Operating Expenses shall be due and payable upon execution of this Lease. Tenant shall pay to Landlord in advance, without demand, subsequent monthly installments of Base Rent on, or before, the first day of each calendar month succeeding the Commencement Date as set forth in Paragraph 1 (prorated for any fractional calendar month). All payments required to be made by Tenant to Landlord hereunder (or to such other party or at such location as Landlord may from time to time specify in writing) shall be made by Electronic Fund Transfer (“EFT”) or Automated Clearing House (“ACH”). The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any amounts due and payable hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent, Taxes, the Monthly Fixed Operating Expenses, or other amount due and payable herein for more than 5 days, in addition to all of Landlord’s other rights and remedies (and not as a penalty), Tenant shall pay to Landlord on demand a late charge equal to [***] of such delinquent sum.

6.

Fixed Operating Expenses. In addition to the Base Rent, during each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to the Monthly Fixed Operating Expenses provided in Paragraph 1 of the Lease, which Landlord and Tenant agree shall be reimbursement for Landlord’s obligations with respect to the maintenance, repairs, and replacements as provided in Paragraph 11 of the Lease, as well as the insurance premiums incurred by Landlord as provided in Paragraph 10 of the Lease. Effective on each annual anniversary of the Commencement Date during the Lease Term (or, if the first annual anniversary occurs on a date other than the first day of a calendar month, then on the first day of the immediately subsequent calendar month and on each annual anniversary date thereafter), the Monthly Fixed Operating Expenses shall be automatically increased by an amount equal to the Annual Fixed Operating Expense Increase provided in Paragraph 1 over the Monthly Fixed Operating Expenses due and payable under this Lease immediately prior to such increase. Landlord and Tenant agree that except for the increases in the Monthly Fixed Operating Expenses as provided above, the Monthly Fixed Operating Expenses shall not be reconciled against the actual operating expenses incurred by Landlord at any time during the Lease Term. Notwithstanding the foregoing, in the event the Lease Term is extended in any manner, whether via an option to extend or otherwise, Landlord shall have the right to amend the Monthly Fixed Operating Expenses due and payable by Tenant during such extension of the Lease Term, as well as the Annual Fixed Operating Expense Increase, each as determined in Landlord’s reasonable determination based on the actual operating expenses applicable to the Project prior to such increase and Landlord’s projected annual increase of such operating expenses, upon delivery of written notice to Tenant of Landlord’s intent to amend such terms. For the purpose of Landlord’s determination of the Fixed Operating Expenses during any extension of the Lease Term as provided herein only, the actual operating expenses shall mean all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project (excluding Taxes) including, but not limited to costs of: insurance; utilities; maintenance, repair and replacement of all portions of the Building, Premises, and Project, including without limitation, paving and parking areas, roads, the roof, alleys, and driveways, mowing, landscaping, snow removal, exterior painting, utility lines, fire sprinklers and fire protection systems, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; a property management or administration fee payable to a property manager, including Landlord, or any affiliate of Landlord; security services, if any; trash collection, sweeping and debris removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant).

Notwithstanding anything in this Lease to the contrary, in no event shall Monthly Fixed Operating Expenses be calculated to include (a) reserves for future expenditures; (b) costs incurred by Landlord for repair or restoration to the extent that Landlord is reimbursed by insurance or condemnation proceeds or that is covered by warranty; (c) costs incurred due to the negligence or misconduct of Landlord or its agents, contractors, licensees and employees or the violation by Landlord of the terms and conditions of this Lease; (d) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services to the extent the same exceeds the costs of such services rendered by other first-class unaffiliated third parties on a competitive basis; (e) any costs relating to hazardous materials, asbestos and the like not resulting from actions of tenant; (f) charges for depreciation of the Building or equipment; (g) taxes of any kind; and (h) marketing, promotions or advertising of any kind.

7.

Security Deposit. The Security Deposit shall be due and payable to Landlord upon execution of this Lease. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease and is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon any Event of Default (hereinafter defined), Landlord may use all, or part of, the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts, and no interest shall accrue thereon. Provided Landlord actually transfers the Security Deposit to any person or entity assuming Landlord’s obligations under this Lease, Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease, the Premises and the Security Deposit to a person or entity assuming Landlord’s obligations under this Lease.

The Security Deposit under the Lease shall be $[***], in the form of an unconditional, irrevocable letter of credit from a bank reasonably acceptable to Landlord and in compliance with the material terms shown in Exhibit H attached hereto (“Letter of Credit”). The Letter of Credit shall either provide that it does not expire until 60 days following the Expiration Date or, if it is for less than the full Lease Term, shall be automatically renewed for an additional year unless Landlord receives notice from the issuing bank at least 60 days prior to its expiration that it will not be extended. The Letter of Credit shall provide that it may be drawn down upon by Landlord in whole or in part at any time Landlord delivers to the bank its site draft and a drawing request in the form attached hereto as Annex 2 to Exhibit H. If Landlord sells or conveys the Premises, Tenant shall, at Landlord’s request, cooperate in having the Letter of Credit transferred to the purchaser and Landlord agrees to notify Tenant in the event of such transfer. If the Letter of Credit is ever drawn upon by Landlord pursuant to the terms of the Lease, Tenant shall within ten (10) business days thereafter cause the Letter of Credit to be restored to the then existing amount at the time immediately prior to the draw down, or supply Landlord with an additional Letter of Credit equal to the amount drawn upon such that Landlord has one or more letters of credit in the aggregate amount required by the terms of this Lease.

Notwithstanding anything contained herein to the contrary, in the event Landlord receives notice from the issuing bank that the Letter of Credit will not be renewed in accordance with the terms and conditions as set forth in this Paragraph 7, or Tenant fails to renew such Letter of Credit, or in the event that Tenant shall commence any proceeding for relief, as defined in Paragraph 24(b) of the Lease, the Letter of Credit shall provide, and Tenant agrees, that Landlord, without the requirement of notice or opportunity to cure, may immediately draw down on the full amount of the Letter of Credit, holding the proceeds of same as a cash Security Deposit.

After the sixty-third (63rd) month of the Lease Term, the required amount of the Letter of Credit may be reduced to $[***] for the remainder of the Lease Term, provided that the following conditions are met as of the last day of the 63rd month of the Lease Term: (i) no Event of Default shall then exist or shall have existed at any time during the Lease Term; (ii) Tenant demonstrates to Landlord that it has achieved twelve (12) consecutive months of positive earnings before interest, taxes, depreciation and amortization (“EBITDA”); and (iii) Tenant demonstrates to Landlord that it has a tangible net worth of at least $[***] as of such date. Prior to such Letter of Credit reduction, Tenant shall provide Landlord with audited financial statements evidencing the satisfaction of the requirements under conditions (ii) and (iii) above.

8.

Utilities. Tenant shall pay directly for all separately metered, or contracted public and private utilities including, but not limited to, water, gas, electricity, telephone, sewer, refuse and trash collection, and other utilities and services used on the Premises, along with any taxes, penalties, or surcharges with respect thereto. Landlord may cause at Tenant’s expense any jointly metered utilities to be separately metered or charged directly to Tenant by the provider. Interruptions or failures of utilities shall not result in a default by Landlord under this Lease, or the termination of this Lease, or the abatement of rent. Tenant agrees to limit use of water and sewer to amounts consistent with normal restroom and office use.

9.

Taxes. Subject to reimbursement as provided below, Landlord shall pay all taxes, assessments, governmental charges, and fees payable to tax consultants and attorneys for consultation and contesting taxes (collectively referred to as “Taxes”) that accrue against the Building or Project during the Lease Term. Landlord may contest the amount, validity, or application of any Taxes or liens thereof. If Landlord fails to contest Taxes, Tenant shall have the right to request Landlord to contest such Taxes, and Landlord shall so contest, at Tenant’s sole cost and expense (including, without limitation, Landlord’s reasonable attorneys’ fees and reasonable fees payable to tax consultants and attorneys for consultation and contesting Taxes), if, in Landlord’s reasonable judgment, such contest is warranted; provided, however, Tenant’s request of such contesting of Taxes shall be limited to one request in a calendar year. Landlord shall cooperate in the institution and prosecution of any such proceedings of contesting Taxes and will execute any documents reasonably required therefor. All reductions, refunds, or rebates of Taxes paid or payable by Tenant shall belong to Tenant whether as a consequence of a Tenant proceeding or otherwise. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord upon demand as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any tax or excise is levied or assessed directly against Tenant, or the Premises, or results from any Tenant-Made Alterations (defined below), then Tenant shall pay such tax or excise as required by the taxing authority. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises by Tenant even if levied or assessed against the Landlord.

During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost (prorated for any fractional calendar month), as estimated by Landlord, of Tenant’s Proportionate Share (hereinafter defined) of Taxes for the Project or Building. Within ninety (90) days of the conclusion of each calendar year during the Lease Term, Landlord shall provide Tenant with a copy of the tax bill and a the statement reconciling Tenant’s Proportionate Share of Taxes for such just concluded calendar year. If Tenant’s total payments of Taxes for any year are less than Tenant’s Proportionate Share of actual Taxes for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall pay such refund to Tenant within thirty (30) days of the date Landlord provides Tenant with the annual accounting. Any payment required to be paid by Landlord shall be delivered to the most recent address Tenant has provided to Landlord and, if undeliverable, shall be deemed forfeited by Tenant. Tenant’s “Proportionate Share” shall be the percentage set forth in Paragraph 1 of this Lease as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises, Building, or Project. The Taxes set forth in Paragraph 1 of this Lease is only an estimate, and Landlord makes no guaranty as to the accuracy of such estimate.

10.

Insurance. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building and commercial general liability insurance on the Project in forms and amounts customary for properties substantially similar to the Project. The Project or Building may be included in a blanket policy or captive insurance program. Tenant will not use the Premises in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any insurance credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use of the Premises, then Tenant shall pay the amount of such increase to Landlord. Landlord represents and warrants that the use of the Premises for the general purpose of warehousing of non-Hazardous Materials or highly flammable materials and general office space will not (i) void Landlord’s insurance, or (ii) increase the insurance risk or cause the disallowance of any insurance credits.

Tenant, at its sole expense, shall maintain during the Lease Term the following insurance: (1) commercial general liability insurance, on an occurrence basis, covering Tenant, and its activities at the Project, having a minimum limit of $[***] per occurrence (which requirement may be satisfied by a combination of primary and excess policy limits); (2) all risk property insurance covering the full replacement cost of all property and improvements placed in the Premises by, or on behalf of, Tenant, including any property of Tenant’s customers or which is otherwise not owned by Tenant; (3) workers’ compensation insurance as required by the applicable state statute (or equivalent coverage reasonably acceptable to Landlord in the event there is no such statutory requirement) which shall include a waiver of subrogation in favor of Landlord, Prologis, Inc., its affiliates, and property manager (Landlord and such parties are collectively referred to herein as the “Landlord Parties”); (4) employers liability insurance of at least $[***], (5) provided Tenant uses its own automobiles as part of the business being conducted from the Premises, business automobile liability insurance having a combined single limit of not less than $[***] per occurrence which can be satisfied by a combination of primary and excess policy limits insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or non-owned automobiles, and (6) business interruption insurance covering at least 6 months of income. Tenant’s insurance companies shall have an A.M. Best rating of not less than A-VIII and provide primary and non-contributory coverage to the Landlord Parties (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). All commercial general liability policies shall name the Landlord Parties as additional insureds. The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. Tenant shall provide Landlord with certificates of such insurance in forms reasonably acceptable to Landlord as required under this Lease prior to the date Tenant is provided with possession of the Premises, and thereafter at least 15 days prior to the expiration of the insurance coverage, and 15 days following Tenant’s receipt of Landlord’s request for such certificates. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements of this section have been met. In the event any of the insurance policies required to be carried by Tenant under this Lease shall be cancelled prior to the expiration date of such policy, or if Tenant receives notice of any cancellation of such insurance policies from the insurer prior to the expiration date of such policy, Tenant shall promptly replace such insurance policy in order to assure no lapse of coverage shall occur.

The all-risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any insured loss or damage. Neither party, nor its officers, directors, employees, managers, agents, invitees or contractors, shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Neither party, nor its officers, directors, employees, managers, agents, or contractors, shall be liable to the other for any business interruption loss incurred, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, and contractors for such business interruption loss from any cause whatsoever, including, but not limited to damage caused in whole or in part, directly or indirectly, by the negligent acts of the other party at the Premises or the Project.

11.

Landlord’s Repairs and Maintenance. Landlord shall maintain, repair, and replace, at Landlord’s expense, the exterior and structural elements of the Building, including the roof, walls, the structural integrity of the foundation, parking areas, driveways, alleys, landscaping, lighting, the Building fire sprinkler system, all components of the heating, ventilation, and air conditioning (the “HVAC”) units serving the office portion of the Premises, any exterior louvers or ventilation fans for typical warehouse air changes, and any heating and/or evaporative cooler systems serving the warehouse portion of the Premises which may exist (the “Warehouse Units”), and the below slab water and sewer lines, in good working order, excluding reasonable wear and tear and uninsured damages caused by Tenant, its employees, agents, contractors, invitees, subtenant’s and assignees. Notwithstanding the foregoing to the contrary, Landlord’s obligation with respect to the HVAC and Warehouse Units as provided above shall expressly exclude any heating, ventilation, or air conditioning systems installed by Tenant in the Premises, any specialty HVAC systems (including but not limited to IT room supplemental HVAC or which are necessary for temperature controlled product), and any air conditioning systems serving the warehouse portion of the Premises other than the evaporative cooler systems as provided above. In addition to the foregoing, if customary in the market where the Project is located, Landlord, at Landlord’s expense, shall provide snow removal for the Project to the extent applicable under the local conditions, and parking lot sweeping at the Project in a manner consistent with owners of similar buildings and projects in the market where the Building is located. The term “walls” as used in this Paragraph shall not include windows, glass or plate glass, doors or overhead doors, dock bumpers, or dock plates or levelers. Tenant shall use commercially reasonable efforts to promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph.

In the event of an emergency (being defined as an imminent threat of personal injury to Tenant’s employees, or material damage to Tenant’s equipment or other property at the Premises, or a material and adverse impact on Tenant’s operations as the Premises), Tenant shall have the right to make such temporary, emergency repairs to the roof, foundation, floors and exterior walls of the building of which the Premises are a part, or the roof membrane, skylights, roof vents, drains and downspouts of the Project, and the exterior and under slab utility systems for the Project, as may be reasonably necessary to prevent such material damage to the equipment or property of Tenant situated in the Premises, or such personal injury to

Tenant’s employees, or a material and adverse impact on Tenant’s operations as the Premises, provided Tenant has no reasonable alternative and has notified or attempted in good faith to notify Landlord’s representative of such emergency by telephone (with subsequent written notice as soon as practicable). The provisions of this paragraph do not constitute an authorization by Landlord for Tenant to enter the premises of any other tenant of the Project, and Tenant has not been designated as Landlord’s agent for the purposes of any such entry. Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs incurred by Tenant in making such emergency repairs to the roof, foundation or exterior walls, as applicable, up to (but not to exceed) $[***] with respect to each such occurrence, within thirty (30) days after submission by Tenant to Landlord of an invoice therefore, accompanied by reasonable supporting documentation for the costs so incurred. In the event Landlord fails or refuses to reimburse Tenant for such costs within such thirty (30) day period and Tenant brings an action for recovery of such amounts from Landlord as provided for in this Lease, then Tenant shall be entitled to recover, in addition to the amount of such costs, interest on such amounts from the date incurred by Tenant until recovered from Landlord, at the rate provided in Paragraph 37(k) of this Lease, and the reasonable attorneys’ fees and other costs of court incurred by Tenant in pursuing such action.

12.

Tenant’s Repairs. Subject to Landlord’s obligations in Paragraphs 3 and 11, and subject to Paragraphs 10 and 16, Tenant, at its expense, shall repair, replace and maintain in good condition the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, above slab water and sewer lines up to points of common connection, entries, doors, ceilings, windows, and interior walls, which repair and replacement obligations include capital repairs whose benefit may extend beyond the Expiration Date. Notwithstanding Landlord’s obligations with respect to the HVAC units serving the office portion of the Premises as provided in Paragraph 11, Tenant, at Tenant’s expense, shall be responsible for the maintenance, repair, and replacement of any warehouse air conditioning units, as wells as the exhaust fans, ductwork, vents, and registers of such air conditioning units serving the warehouse portion of the Premises. If Tenant fails to perform any maintenance, repair, or replacement for which it is responsible within thirty (30) days of Landlord’s written demand, Landlord may perform such work and be reimbursed by Tenant within thirty (30) days after demand therefor. Subject to Paragraphs 10 and 16, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees, or Tenant’s failure to maintain the Premises in accordance with this Lease.

13.

Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by, or on behalf of, Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent and approval of the plans, not to be unreasonably withheld, delayed or conditioned provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Project. Tenant shall cause, at its expense, all Tenant-Made Alterations to: (a) be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord using only good grades of materials, and (b) comply with Landlord’s insurance requirements and Legal Requirements. Tenant shall reimburse Landlord for its reasonable out-of-pocket costs in reviewing plans and specifications and for monitoring construction.

Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with Legal Requirements. Tenant shall provide Landlord with the names and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall cause its contractor to provide certificates of insurance for worker’s compensation, including a waiver of subrogation in favor of the Landlord Parties, and commercial general liability in an amount equal to USD$[***] from an insurance company satisfactory to Landlord, including a provision of additional insured status for the Landlord Parties, from any contractor completing work on Tenant-Made Alterations. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord all final lien waivers from all contractors and subcontractors who did work on the Tenant-Made Alterations. Upon surrender of the Premises all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal, in which case, at Tenant’s expense, Tenant shall repair any damage caused by such installation or removal. Upon Tenant’s prior written request, Landlord shall provide Tenant a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises.

Without Landlord’s prior approval, Tenant may erect shelves, racking, bins, machinery and trade fixtures (collectively “Trade Fixtures”) provided that such items do not overload the Premises, may be removed without damaging the Premises, and installation thereof complies with all Legal Requirements. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such installation or removal upon surrender of the Premises.

Notwithstanding anything herein to the contrary, and provided that no Event of Default exists or would exist but for the passage of time, giving of notice, or both, Landlord shall contribute up to a maximum amount of USD$[***] (the “TI Allowance”), towards the Tenant-Made Alterations to the Premises which can be capitalized by Landlord (as opposed to repairs and maintenance to the Premises), which payment shall be made by Landlord to Tenant within 30 days following (i) completion of the Tenant-Made Alterations, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs along with copies of vendor invoices summarizing work done, (iii) Landlord’s receipt of final lien waivers from all contractors and subcontractors who worked on the Tenant-Made Alterations, and (iv) Landlord’s receipt of a copy of the final construction permit approved by the applicable governing authority to the extent required for such Tenant-Made

Alterations. Landlord shall be under no obligation to pay for any Tenant-Made Alterations to the Premises in excess of the TI Allowance. Further, such TI Allowance shall only be available for Tenant’s use through 12/31/2019, and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining thereafter.

14.

Signs. Tenant shall not install any decorations, flags, pennants, banners, window or door lettering, placards, advertising media, lights or signs to the exterior of the Building, or interior window blinds, draperies, bars, or other window treatments which are visible from the exterior of the Building, without Landlord’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed provided such signage is consistent with Legal Requirements and Landlord’s signage criteria. Landlord, at Landlord’s expense, shall allocate space on the monument sign serving the Building for Tenant’s name. Prior to the surrender or vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs may be attached. Tenant shall obtain all applicable governmental permits and approvals for any sign.

15.

Parking. Tenant shall be entitled to the exclusive use of the automobile and truck parking areas at the Project. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

16.

Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is reasonably estimated to exceed 6 months from the date of the casualty event, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice. If neither party elects to terminate this Lease, or if Landlord estimates that the restoration will take less than 6 months from the date of such damage, or if neither party terminates this Lease, then Landlord shall, subject to delays arising from the collection of insurance proceeds or from events of Force Majeure, restore the Premises, excluding any Tenant-Made Alterations. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage, provided, however, Tenant may nullify Landlord’s termination notice by exercising its right to the First Extension Term (as defined in Exhibit G) within ten (10) days of its receipt of Landlord’s notice of termination. With respect to any damage to the Premises attributable to Tenant, Tenant shall pay Landlord’s deductible with respect to its insurance policy not to exceed USD$[***] no later than thirty (30) days following receipt of an invoice for such amount. Base Rent, Taxes, and the Monthly Fixed Operating Expenses shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

Notwithstanding the terms and conditions of this Paragraph, if the Premises are not restored by Landlord on, or prior to, the date which is the later of 6 months of the date of the casualty event (subject to Force Majeure and Tenant-caused delays) or the date Landlord estimated completion of the restoration as described above (subject to Force Majeure and Tenant-caused delays), Tenant may terminate the Lease upon thirty (30) days written notice to Landlord; provided, however, if Landlord completes the restoration in said thirty (30) day notice period, Tenant’s notice of termination shall be null and void and this Lease shall continue in full force and effect.

17.

Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking is a Taking of the entire Building or Project, or would result in the Project no longer being operational for the uses provided herein, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. In the event (i) more than [***] of the Premises is involved in a Taking as described in this Paragraph 17, or (ii) more than [***] of the parking spaces for the Building are Taken and not replaced by Landlord with other parking spaces in the Project proximate to the Building, and in either case the Taking, in Tenant’s reasonable judgment, would materially interfere with or impair Tenant’s operations at the Premises, then in any such event Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord within thirty (30) days of such Taking If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent, Operating Expenses and Taxes payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures.

18.

Assignment and Subletting. Except as expressly provided herein otherwise, Tenant shall not assign this Lease or sublease the Premises or any part thereof, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and any attempt to do any of the foregoing without Landlord’s consent shall be void and of no effect. Furthermore, Tenant shall not mortgage, or pledge, its leasehold interest in this Lease under any circumstances. It shall be reasonable for the Landlord to withhold, delay or condition its consent to any assignment or sublease if the intended use of the Premises by the assignee or sublessee would impair Landlord’s ability to re-lease the Premises. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request. Landlord may revoke its consent immediately if there is an Event of Default. For purposes of this Paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the foregoing to the contrary, provided no uncured default exists under this Lease, and subject to the provisions herein, Tenant may, without Landlord’s prior written consent, assign this Lease to any entity into which Tenant is merged or consolidated, or to any entity to which substantially all of Tenant’s assets are transferred, provided the following conditions are met: (x) such merger, consolidation, or transfer of assets is not principally for the purpose of transferring Tenant’s leasehold estate, (y) either such merger, consolidation, or transfer of assets does not adversely affect the legal existence of the Tenant hereunder or such resulting entity agrees to assume all obligations and liabilities of Tenant under the Lease, including those which may have accrued prior to the effective date of such transfer in a form acceptable to Landlord, and (z) such merger, consolidation, or transfer of assets of Tenant does not reduce the tangible net worth of Tenant after giving effect to such transfer below [***] Dollars (“Permitted Transfer”). Tenant hereby agrees to give Landlord written notice thirty (30) days prior to such merger, consolidation, or transfer of assets along with any documentation reasonably requested by Landlord related to the required conditions as provided above. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord. Tenant shall reimburse Landlord an amount equal to USD$[***] in connection with any assignment or sublease for which Landlord’s consent is required. This Lease shall be binding upon Tenant and its successors and permitted assigns. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign the Lease or sublet the entire Premises for the remainder of the Lease Term (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant’s notice, terminate this Lease as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease. Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination.

Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant’s obligations shall remain liable for the payment of the Base Rent, Taxes, the Monthly Fixed Operating Expenses and other amounts due under this Lease, and compliance with all of Tenant’s obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings). In the event that the rent due by a sublessee or assignee (or a combination of the rent plus any bonus or other consideration therefor) exceeds the rental payable under this Lease, then Tenant shall pay to Landlord [***] of such excess, after subtracting all reasonable and customary expenses incurred by Tenant in connection with such sublease or assignment, including, but not limited to, brokerage commissions, attorney’s fees, the cost of demising the Premises, and any improvement allowance or free rent period given the subtenant or assignee, as additional rent within 10 days following receipt by Tenant.

If this Lease is assigned or if the Premises are subleased (whether in whole or in part), or if the Premises are occupied by anyone other than Tenant, then upon an Event of Default Landlord may collect rent from any occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder.

19.

Indemnification. Except for the negligence of the Landlord Parties, their agents, employees or contractors, Tenant agrees to indemnify, defend and hold harmless the Landlord Parties from and against all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph.

Except for the negligence of Tenant, its agents, employees or contractors, and to the extent permitted by law, Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from any activity, work, or thing done, permitted or suffered by Landlord in or about the Project and arising from any other act or omission of Landlord, its assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Landlord’s obligations under this Paragraph 19.

If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor’s indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee’s prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails to timely elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence. This indemnity does not cover claims arising from the presence or release of Hazardous Materials.

20.

Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time and upon reasonable advance verbal notice to Tenant to inspect the Premises, for any business purpose, and, during the last year of the Lease Term, to show the Premises to prospective tenants. Landlord may erect a suitable sign on the Project stating the Premises are available to lease or that the Project is available for sale. Landlord may grant easements, make public dedications, designate and modify common areas and create restrictions affecting the Project, provided that no such easement, dedication, designation, modification or restriction materially interferes with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be reasonably necessary for such easements, dedications or restrictions.

21.

Quiet Enjoyment. For so long as there is no Event of Default, Tenant shall, subject to the terms of this Lease have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

22.

Surrender. Upon the expiration of the Lease Term or 10 days following its earlier termination or of Tenant’s right of possession as a result of an Event of Default, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear, casualty loss and condemnation covered by Paragraphs 16 and 17 excepted and otherwise in accordance with the Move Out Conditions attached hereto. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All outstanding Tenant obligations hereunder shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment of Taxes, and all obligations concerning the condition and repair of the Premises.

23.

Holding Over. If Tenant retains possession of the Premises after the Expiration Date, such possession shall be subject to immediate termination by Landlord, and all terms of this Lease shall be applicable during such holdover period (excluding any expansion or renewal option or other similar right or option), except that Tenant shall pay Landlord upon demand, as Base Rent for the holdover period, an amount equal to [***]% of the then-effective Base Rent, computed on a monthly basis for each month or part thereof during such holding over. All other payments payable under this Lease shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease concerning the condition and repair of the Premises which impair Landlord’s ability to release the Premises.

24.	Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

a)

Tenant shall fail to pay any installment of Base Rent, Taxes, the Monthly Fixed Operating Expenses, or any other payment required herein when due, and such failure shall continue for a period of 5 days from Tenant’s receipt of written notice form Landlord that same is past due.

b)

Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

c)

Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease or Tenant fails to timely deliver to Landlord any certificate of insurance as required under Paragraph 10 of the Lease, and said failure is not cured within five (5) business days of Tenant’s receipt of written notice of such failure from Landlord.

d)

Tenant shall vacate the Premises and fail to make arrangements reasonably acceptable to Landlord to ensure that (a) Tenant’s insurance for the Premises will not be voided or cancelled, (b) the Premises are secured and not subject to vandalism, and (c) the Premises will be properly maintained and maintaining the utility services. Tenant shall inspect the Premises at least monthly and report to Landlord in the event the condition of the Premises has adversely changed.

e)	Tenant shall assign, sublease or transfer Tenant’s interest in this Lease except as permitted in this Lease.

f)

Tenant shall fail to discharge any lien placed upon the Premises or Building in violation of this Lease within 20 days after receipt of actual notice any such lien or encumbrance is filed against the Premises.

g)	Tenant shall fail to provide Landlord with an estoppel certificate within 10 days of receipt of written notice that same has not been provided within the time period required by Paragraph 29 below.

h)

Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph, and such default shall continue for more than 30 days after Landlord has given Tenant written notice of such default (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided, however, that Tenant shall not be in default under the circumstances described in this Paragraph 24 if Tenant has made diligent efforts to cure such default within the thirty (30) day period described therein, and thereafter proceeds continuously and diligently to cure such default within a commercially reasonable time.

25.

Landlord’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time elect to: (a) terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided), and/or (b) pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all property at the Premises.

If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent, Monthly Fixed Operating Expenses, Taxes, and all other amounts accrued hereunder to the date of such termination; the value of the Base Rent for any periods of abated Monthly Base Rent based on the Monthly Base Rent amount that immediately follows such period of abatement; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing property, repairing or altering the Premises for a new tenant(s), and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Base Rent, Monthly Fixed Operating Expenses, Taxes, and other amounts payable by Tenant under this Lease applicable during the period following the termination of this Lease to the Expiration Date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

If Landlord terminates Tenant’s right to possession (but not this Lease) without terminating the Lease after an Event of Default, Landlord shall use commercially reasonable efforts to relet the Premises without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord’s leasing criteria. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent, Monthly Fixed Operating Expenses, Taxes, and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting after first deducting therefrom, for retention by Landlord, the unpaid Base Rent, Monthly Fixed Operating Expenses, Taxes, and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand and Tenant agrees that Landlord may file suit to recover any sums as they become due. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Except for Landlord’s termination of this Lease, Landlord’s exercise of any remedies shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord except by written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance the terms hereof shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent Event of Default. Receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings.

26.

Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. Notwithstanding anything contained herein to the contrary, if such default by Landlord shall occur, Tenant may pursue any legal or equitable remedy for which it is entitled. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the then current owner of the Premises, and in the event of a transfer of the Premises, such owner shall be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and, except as specifically provided in the next sentence, in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Landlord’s interest in the Premises shall be deemed to include (i) rent payments and other income and profits derived by and from the Premises, and (ii) the net proceeds of insurance received by Landlord from any casualty loss of all or any portion of the Premises, after Tenant obtains a final judgment against Landlord.

27.

Subordination. Without the necessity of any further instrument or act of Tenant, this Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any existing or future first mortgage on the Building, and all amendments, modifications, assignments and extensions thereof. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees within ten (10) days of demand to execute, acknowledge and deliver such reasonable instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder; provided such instruments do not increase, or modify, Tenant’s obligations under this Lease.

Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust. Landlord represents to Tenant that as of the date hereof the Building is not subject to or encumbered by a mortgage. Notwithstanding the preceding provisions of this Paragraph 27, this Lease and Tenant’s interest in the Premises shall not be subordinate to any future mortgage or deed of trust on the Building, and Tenant shall not be obligated to execute an instrument subordinating this Lease or Tenant’s interest in the Premises to any future mortgage or deed of trust on the Building, unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in such instrument of subordination not to disturb Tenant’s possession of the Premises (so long as no default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

28.

Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or this Lease. Tenant covenants and agrees that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of claims or liens asserted against the leasehold estate, the interest of Landlord in the Premises, or under this Lease. Tenant shall give Landlord prompt written notice of any lien or encumbrance placed against the Premises of which it becomes aware and cause such lien or encumbrance to be discharged, or bonded over in a manner satisfactory to Landlord, within 20 days of receipt of actual notice of the filing or recording thereof.

29.

Estoppel Certificates. Tenant agrees to execute and deliver to Landlord or Landlord’s designee, within ten (10) days after request of Landlord, any estoppel certificate containing customary provisions requested by Landlord. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate. In the event Tenant fails to timely deliver the estoppel certificate as provided above, Landlord shall have the right to deliver to Tenant a second request for such estoppel certificate, and Tenant shall deliver such estoppel certificate no later than five (5) days from receipt of such second notice. Except as expressly provided otherwise above, no cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate.

30.

Environmental Requirements. Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, propane used in Tenant’s forklifts in the normal course of its business, and contained in products stored and/or distributed during Tenant’s normal course of business in their original, sealed, and unopened containers, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees (“Tenant Parties”). Tenant shall complete and certify disclosure statements requested by Landlord relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to promptly commence and diligently pursue its remediation obligations in accordance with the terms and conditions of this Paragraph.

Notwithstanding anything to the contrary in this Paragraph, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises existing prior to the Tenant first occupied the Premises, or which were caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees.

Tenant shall indemnify, defend, and hold the Landlord Parties harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph by Tenant, or Tenant Parties, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph shall survive any termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph, or the environmental condition of the Premises. Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests if such inspections or tests reveal that Tenant has not complied with any Environmental Requirement. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

31.

Rules and Regulations. Tenant shall comply with all reasonable rules and regulations established by Landlord covering use of the Premises and the Project. The current Project rules and regulations are attached hereto as Exhibit B. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project. In the event of an inconsistency between the rules and regulations and the terms of this Lease, the terms of the Lease shall control.

32.

Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.

Force Majeure. Except for monetary obligations, neither Landlord nor Tenant shall be responsible for delays in the performance of its obligations hereunder caused by labor disputes, acts of God, inability to obtain labor or materials, governmental restrictions or regulations or delay in issuance of permits, enemy or hostile governmental action, civil commotion, casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be (“Force Majeure”).

34.

Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. Any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may only be amended by an instrument in writing signed by both parties hereto.

35.

Severability. If any clause of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that such clause be replaced with a valid clause of similar meaning and that the remainder of this Lease shall not be affected thereby.

36.

Brokers. Each party represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Landlord Broker and Tenant Broker, if any, set forth in Paragraph 1 of this Lease, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction.

37.	Miscellaneous.

a)	TIME IS OF THE ESSENCE AS TO THE PERFORMANCE OF TENANT’S AND LANDLORD’S OBLIGATIONS UNDER THIS LEASE.

b)	Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

c)	If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

d)

All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to Landlord or Tenant at the applicable notice address as provided in Paragraph 1 of this Lease. Either party may, by the above notice, change its notice address for all subsequent notices or add an additional party to be copied on all subsequent notices. Except where otherwise provided to the contrary, notice shall be deemed given upon delivery.

e)	Except as otherwise provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

f)

In the event of (i) a default by Tenant of its obligations under the Lease, or (ii) a need by Landlord to effectuate a financing transaction or sale of the Building, or (iii) an assignment or subletting of the Lease by Tenant, then at Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants.

g)	Neither this Lease nor a memorandum of lease shall be recorded by or on behalf of Tenant. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

h)

The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

i)

The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

j)

Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

k)

Any amount not paid by Tenant when due shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or [***]% per year. Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

l)

All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

m)

In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs.

n)

Tenant agrees that Landlord shall have the right, without Tenant’s consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof tenant shall have the right to install a solar electric generating system on the roof of the Building (provided that the exercise of Landlord’s rights does not adversely affect Tenant’s use and occupancy of the Premises or subject Tenant to additional costs). Upon receipt of written request from Landlord, Tenant, at Tenant’s sole cost and expense, shall deliver to Landlord data regarding the electricity consumed in the operation of the Premises (the “Energy Data”) for purposes of regulatory compliance, benchmarking, energy management, building environmental performance labeling and other related purposes. Tenant agrees and acknowledges that Landlord shall retain the exclusive right to use the exterior of the Building and Project for virtual and augmented reality purposes, and Tenant hereby waives all rights to use the exterior of the Building or Project for virtual or augmented reality purposes (provided that the exercise of Landlord’s rights does not adversely affect Tenant’s use and occupancy of the Premises).

o)

This agreement may be executed in multiple counterparts, each of which shall be considered an original, but all of which shall constitute one and the same agreement. The signature of a party transmitted electronically (e.g., e-signature) or by facsimile, PDF and/or other electronic image file format shall constitute and have the same force and effect as the original signature of the party. Following execution, a PDF (or similar image file format) scan of this entire agreement (whether signed electronically or in ink) shall be maintained, and considered to be the original agreement for all purposes.

p)

EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS LEASE (WHICH EXCEPTIONS INCLUDE BUT ARE NOT LIMITED TO AS PROVIDED PARAGRAPH 23, PARAGRAPH 30, AND EXHIBIT F IN WHICH CASE THE FOLLOWING SHALL NOT APPLY), NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR INDIRECT DAMAGES, WHETHER ARISING IN TORT, CONTRACT, UNDER ANY STATUTE.

q)	Tenant represents to Landlord and Landlord hereby represents to Tenant that,

(i)

such entity, nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury, including those parties names on the OFAC’s Specially Designated and Blocked Persons List and those covered pursuant to Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”, or other governmental action; and

(ii)

that such entity’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or USA Patriot Act or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Acts”).

38.

WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (IN CONTRACT, TORT, OR OTHERWISE), BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

TENANT:		LANDLORD:

THE REALREAL, INC.		PROLOGIS PERTH AMBOY ASSOCIATES, LLC
A Delaware corporation		a Delaware limited liability company

		By:	PROLOGIS, L.P.,
a Delaware limited partnership,
By:	/s/ Matt Gustke		its sole member
	Matt Gustke, Chief Financial Officer		By: PROLOGIS, INC.,
a Maryland corporation,
its general partner
			By:	/s/ Nick Kitttredge
Nick Kittredge, President – East Region

EXHIBIT A: SITE PLAN

EXHIBIT B: PROJECT RULES AND REGULATIONS

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.	Tenant shall not place any personal property or objects in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.	Except for service dogs, no animals shall be allowed in, or on, any part of the Building or the Project.

4.	Tenant shall not disturb any other occupants of the Building or Project by the use of any radio, speakers, or musical instrument or by the making of loud or improper noises.

5.

If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how any conduit or the wires may be introduced; and, without such direction, no boring or cutting of wires or conduit will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.

Tenant shall not install or operate any steam or gas engine or boiler except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.

Parking any type of recreational vehicles is specifically prohibited on or about the Project. Parking any type of trucks, trailers or other vehicles in the Building is specifically prohibited. In no event shall inoperable cars, trucks, or trailers be parked at the Project. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord or in the Lease. There shall be no repair, maintenance or washing of vehicles in the parking lot, drive areas, or truck courts.

8.	Tenant shall maintain the Premises free from rodents, insects and other pests.

9.

Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.

Tenant shall not cause any unnecessary labor or maintenance by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors, maintenance personnel, or any other employee or person.

11.

Tenant shall give Landlord prompt notice of any defects or leaks in the water, lawn sprinkler, sewage, gas pipes, exterior electrical lights and fixtures, heating apparatus, fire sprinklers or any other service system or equipment affecting the Premises.

12.

Tenant shall not permit dumping of waste or refuse, other than in designated receptacles, or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises, Building, or Project.

13.

All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas provided for that purpose and all trash receptacles shall remain closed at all times.

14.	No public or private auction will be permitted on the Premises, Building, or the Project.

15.	No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.

The Premises shall not be used for lodging, sleeping or cooking (other than kitchenette or break room use) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.

Tenant shall ascertain from Landlord the maximum amount of electrical load which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project, Building or the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation to use no more electricity than such safe capacity.

18.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.	Tenant shall not permit recreational or medical marijuana to be grown, sold, dispensed, or consumed on the Premises or Project.

20.	Tenant shall not permit smoking in any interior area of the Premises.

EXHIBIT C: FORM OF COMMENCEMENT DATE CERTIFICATE

Notice Contact Name

Company Name

Notice Street Address

City, State, Zip Code

RE:	Lease dated Date between Customer & Owner for Premises Address

Dear Salutation Notice Contact Last Name:

Welcome to your new facility. We would like to confirm the terms of the above referenced lease agreement:

Commencement Date:	Date

Expiration Date:	Date

Base Rent Commencement Date:	Date

We are pleased to welcome you as a customer of Prologis and look forward to working with you. Please indicate your agreement with the above changes to your lease by signing and returning the enclosed copy of this letter to me. If I can be of service, please do not hesitate to contact me.

Sincerely,

Property Manager Name
Title

Accepted	Accepted by	Date:
by:
By:
Printed:
Title:

EXHIBIT D: MOVE-OUT CONDITIONS

Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear, casualty loss, and condemnation covered by Paragraphs 16 and 17 excepted.

Before surrendering the Premises, Tenant shall remove all of its personal property, trade fixtures, and such alterations or additions to the Premises made by Tenant as may be specified for removal thereof. If Tenant fails to remove such personal property, trade fixtures, and alterations upon the Expiration Date or earlier termination of this Lease, the same shall be deemed abandoned and shall become the property of the Landlord. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive. Upon Tenant’s completion of its surrender obligations as provided in this Lease, please contact Landlord’s property manager to coordinate turning in keys, utility changeover, and scheduling an inspection of the Premises. In the event Tenant fails to arrange a joint inspection of the Premises with Landlord upon Tenant’s vacating of the Premises, Landlord’s inspection at, or subsequent to, Tenant’s vacation of the Premises shall be conclusively deemed correct for the purpose of determining Tenant’s responsibilities with respect to the repair and restoration of the Premises.

1.	Lights:	All interior office, warehouse, emergency and exit lights will be fully operational with all bulbs and ballasts functioning.

2.	Dock Levelers, Service Doors and Roll Up Doors:	All truck doors, service doors, roll up doors and dock levelers shall be serviced and placed in good operating order, including the replacement of any dented or damaged truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced must be painted to match the building standard.

3.	Dock Seals/Dock Bumpers:	Free of tears and broken backboards repaired. All dock bumpers must be left in place and well secured.

4.	Structural Columns	All structural steel columns in the warehouse and office shall be inspected for damage caused by Tenant, or its employees, agents, contractors, or subtenants. Necessary repairs must be pre-approved by Landlord prior to implementation.

5.	Warehouse Floor:	Free of stains and swept with no racking bolts and other protrusions or holes left in floor. Cracks and racking bolts must be repaired with an mm-80 (or equivalent) epoxy or polymer to match concrete color. All floor striping (including paint or tape) in the Premises shall be removed with no residual staining or other indication that such striping or taping existed.

6.	Tenant-Installed Equipment and Wiring:	Air lines, conveyor or process electrical distribution, junction boxes, conduit, etc., removed and space returned to original condition when leased.

7.	Walls:	Sheetrock (drywall) and/ or plywood damage should be patched and fire-taped so that there are no holes in either office or warehouse walls.

8.	Carpet and Tile	The carpet and vinyl tiles should be in a clean condition and should not have any holes or chips in them, ordinary wear and tear on these items is acceptable provided they have been maintained.

9.	Roof:	Any Tenant-installed equipment must be removed with all roof penetrations properly repaired by a licensed roofing contractor approved by Landlord. Leaks arising from any Tenant-installed equipment or roof penetrations must be fixed in accordance with Landlord’s maintenance and repair recommendations.

10.	Signs:	All exterior signs must be removed with holes patched and painted to match Building standard paint as necessary. All window or other interior signs must be removed.

11.	Intentionally Omitted

12.	Electrical & Plumbing:	All electrical and plumbing equipment to be returned in good working condition and repair and conforming to code.

13.	Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises. All trade fixtures, dumpsters, racking, trash, vending machines and other personal property to be removed.

14.	Odors:	Tenant shall remove any odor which may exist in the Premises resulting from Tenant’s occupancy of the Premises prior to surrendering or vacating the Premises.

EXHIBIT E: DOCK EQUIPMENT MAINTENANCE

Tenant agrees to enter into and maintain through the Lease Term, a preventative maintenance/service contract for servicing all doors, dock levelers, truck restraints serving the Premises. Landlord requires a qualified door and dock contractor to perform this work. The service contract must become effective within thirty (30) days of occupancy, and service visits should be performed no less than twice per year. Landlord requires that Tenant send the following list to Tenant’s contractor to be assured that these items are included in the maintenance contract:

Dock/Overhead/Service Doors:

1. Inspect panels for damage;

2. Inspect dock seals and shelters;

3. Inspect weather seal condition;

4. Inspect tracks and wall for damage/loose attachments;

5. Inspect springs for breaks/weakness; hinges/bearings/rollers;

6. Inspect anchors and welds/drums/cables/couplers;

7. Inspect shaft for deflection/bending;

8. Inspect chain hoist assembly;

9. Adjust spring tension & track guide wall attachments;

10. Adjust door panel/slat curtain closer to seals;

11. Lubricate springs/hinges/rollers/bearings/cables/tracks/guides;

12. Clean any debris from operational systems.

If Electrical Door Operators, add:

1. Inspect drive chain/belt/hoist assemblies;

2. Inspect sprockets/bearings/linkages;

3. Inspect brake solenoid/clutch assembly;

4. Inspect mounting bolts/welds/wiring;

5. Inspect drawbar arm/limit, photo eyes and safety switches;

6. Adjust upward/downward limits;

7. Adjust clutch/brake assemblies;

8. Adjust sprockets/belts//chains as required;

9. Adjust drive chain/hoist as required;

10. Lubricate chains/sprockets/bearings/bushings;

11. Lubricate gear reducers and all pivot points.

Dock Levelers:

1. Inspect hold down and sub-frame structure for cracked welds/rusted through steel;

2. Inspect deck surface for any malformation;

3. Inspect lip/rear hinge assembly for cracked/broken spools;

4. Inspect lip extension mechanism;

5. Inspect all chains, linkages, springs, cables, sprockets, rollers;

6. Inspect dock bumper condition/attachment;

7. Inspect safety leg assembly; lip shock/gas spring;

8. Inspect pit steel attachment points;

9. Inspect all electrical connections/feeds;

10. Inspect toe guards and weather seal condition;

11. Adjust hold down assembly & snubber chain/cable;

12. Adjust activation springs & lip extension mechanism;

13. Adjust all low screws/springs/cables;

14. Lubricate front/rear hinge assemblies & activation springs;

15. Lubricate all springs/cables/rollers/chains;

16. Lubricate cotter and pins/all pivot points & clean pit.

If Hydraulic Dock Levelers, add:

1. Inspect oil level and quality & cylinders/hoses for leaks;

2. Inspect and verify panic valve installation;

3. Adjust hydraulic hoses, valves and connections & fill reservoirs as need;

4. Adjust hydraulic hoses, valves and connections & fill reservoirs as need.

Truck Restraints:

1. Inspect restraint wall attachment points;

2. Inspect locking hook/arm/piston;

3. Inspect electrical/pneumatic lines for leakage/breaks;

4. Inspect interior/exterior safety light packages;

5. Inspect all sensors/activation devices;

6. Inspect control box/interlock connections;

7. Inspect unit for damaged, cracked or missing parts;

8. Adjust all drive chains/belts/cams/roller/spring assemblies;

9. Adjust any loose electric/pneumatic connections;

10. Lubricate all springs/pivot points/chains & clean any debris from system.

If Hydraulic Restraints, add:

1. Inspect oil level and quality;

2. Inspect all hydraulic cylinders for leaks and damage;

3. Inspect all hydraulic hoses and connections for leaks;

4. Lubricate all fittings;

5. Adjust hydraulic hoses, valves and connections;

6. Fill hydraulic reservoirs as needed.

Hurricane Shutters/Fire Shutters and Fire Doors:

1. See Dock Door maintenance; test annually or as required per code.

Hydraulic Scissors Lifts:

1. Inspect all pivot points, cams, structural frame, hydraulic hoses;

2. Inspect hydraulic hoses, pump, and reservoir;

3. Inspect controls and safety rails & clean pit;

4. Adjust limit assemblies, hinges, safety rails and chains; Adjust valves & idlers

5. Lubricate all pivot points, lip hinges and shafts;

6. Lubricate fittings and cam followers & fill hydraulic reservoirs.

EXHIBIT F: ISRA COMPLIANCE

Notwithstanding anything contained in this Lease to the contrary, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.), and all regulations promulgated thereto (or under its predecessor statute, the New Jersey Environmental Cleanup Responsibility Act) hereinafter referred to collectively as “ISRA” prior to the expiration or earlier termination of the Lease Term or at any time that any action of the Tenant triggers the applicability of ISRA. In the event that Tenant triggers the applicability of ISRA at any time during the Lease Term then Tenant shall complete its ISRA compliance no later than ninety (90) days of the date ISRA is triggered or prior to the termination of the Lease, whichever is earlier. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any “closing, terminating or transferring” of Tenant’s operations or any other event or transaction or circumstance defined as being subject to ISRA, pursuant to, and in accordance with, the regulations that have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be deemed in holdover as provided in the Lease until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing and/or fulfilling Tenant’s obligations under this Addendum. Evidence of compliance, as used herein, shall mean a “no further action letter” issued by the New Jersey Department of Environmental Protection (“NJDEP”) or a Response Action Outcome (“RAO”) certified and submitted to the NJDEP by a Licensed Site Remediation Professional (“LSRP”) pursuant to the Site Remediation Reform Act (N.J.S.A. 58:10C-1 et seq.) hereinafter referred to as “SRRA” and all regulations promulgated thereto. Evidence of compliance shall be delivered to Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. Tenant shall take no action in regard to any investigation or remediation that may be required pursuant to ISRA and/or SRRA that may limit or restrict the use of the Premises in any respect, including, without limitation, the use of engineering or institutional controls as such terms may be defined in SRRA and the Technical Requirements for Site Remediation, N.J.A.C. 7:26E-1 et seq., without the express written consent and approval of the Landlord. In the event that the NJDEP or any other agency shall audit an RAO certified and submitted to the NJDEP by an LSRP on behalf of Tenant, Tenant shall remain liable for all costs associated with any such audit and for taking, at Tenant’s sole cost and expense, any such action as may be required as a result of any such audit or review. In the event that the NJDEP or any other agency shall modify or rescind a no further action letter issued to Tenant or invalidate an RAO certified and submitted to the NJDEP on behalf of Tenant, Tenant shall remain liable for all costs associated with any such rescission or invalidation and shall, at Tenant’s sole cost and expense, take any and all actions as may be required to have the no further action letter or the RAO reinstated or reissued as the case may be. Landlord shall provide access to Tenant, the NJDEP and/or the United States Environmental Protection Agency (“USEPA”) to comply with the requirements of this Addendum and Landlord shall cooperate with Tenant to expedite such compliance. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Project, or a transfer of any portion of the property, or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord, at no cost to Tenant, in connection with any information or documentation that may be requested by the NJDEP. In the event that any investigation or remediation of the Project is required in connection with the conduct by Tenant in the Premises, regardless of whether Tenant or Landlord causes ISRA to apply, Tenant expressly covenants and agrees that it shall conduct and complete, within ninety (90) days of being notified of such an obligation to investigate or remediate, that portion of said investigation and remediation which is attributable to the Tenant’s use and occupancy thereof, at Tenant’s sole cost and expense, except where caused by the fault of Landlord, or arising out of conditions that pre-exist Tenant’s use or occupancy, or which arise following the expiration or earlier termination of the Lease, provided the same are not a result of Tenant’s acts or omissions. Tenant hereby represents and warrants that its North American Industry Classification System (“NAICS”) No. is 453310, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of “hazardous substances” as the same are defined under ISRA and the regulations promulgated pursuant thereto, except in accordance with all applicable statutes, laws, ordinances, rules and regulations governing such hazardous substances. Tenant hereby agrees that it shall not make any changes in the nature of the business to be conducted at the Premises that would result in a change from a non-ISRA to an ISRA-subject NAICS without the written consent of the Landlord. The within covenants shall survive the expiration or earlier termination of the Lease Term.

EXHIBIT G: [***] RENEWAL OPTION AT MARKET

(BASEBALL ARBITRATION)

(a) Extension Term; Extension Notice. Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term (as such terms are defined below), (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists, or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for [***] commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the [***] Extension Term”). Tenant must give Landlord notice (hereinafter called the “[***] Extension Notice”) of its election to extend the term of the Lease Term at least [***], prior to the Expiration Date.

(b) Base Rental Rate. The Base Rent payable by Tenant to Landlord during the [***] Extension Term shall be the greater of:

(i) the Base Rent in effect on the Expiration Date (if the Base Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and

(ii) the Fair Market Rent, as defined and determined pursuant to Paragraphs (c), (d), and (e) below.

(c) Fair Market Rent. The term “Fair Market Rent” shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the [***] Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in “as-is” condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant’s occupancy, rent concession, or lost rental income during any vacancy period), but shall take into account market rental concessions and allowances for comparable lease renewals in the market. Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to Monthly Fixed Operating Expenses, Taxes, or other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such Monthly Fixed Operating Expenses (subject to be increased by Landlord), Taxes, and other items with respect to the Premises during the [***] Extension Term. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant’s obligation to pay or reimburse Landlord for such Monthly Fixes Operating Expenses, Taxes, and other reimbursable items. Notwithstanding anything contained herein to the contrary, upon the determination of the Base Rent for the first twelve (12) months of the [***] Extension Term, whether through an agreement between Landlord and Tenant or through arbitration as provided below, the Base Rent shall automatically increase on each twelve (12) month anniversary thereafter during the [***] Extension Term by [***] percent over the Base Rent in effect immediately prior to such anniversary.

(d) Fair Market Rent Notification/Acceptance. Landlord shall notify Tenant of its determination of the Fair Market Rent for the [***] Extension Term, along with the Monthly Fixed Operating Expenses and the Annual Fixed Operating Expense Increase, as determined in Landlord’s sole but reasonable determination, applicable to the [***] Extension Term (the “Fair Market Rent Notice”) within [***] of Tenant’s [***] Extension Notice, and Tenant shall deliver written notice to Landlord within [***] of receipt of the Fair Market Rent Notice of any objection to the Fair Market Rent Notice. Failure to respond within the [***] period shall constitute Tenant’s acceptance of such Fair Market Rent, Monthly Fixed Operating Expenses, and the Annual Fixed Operating Expense Increase. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within [***] of Landlord’s receipt of Tenant’s notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties’ failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent. Notwithstanding anything contained herein to the contrary, in no event shall either party have the right to invoke the arbitration provision as provided herein until Landlord and Tenant have mutually agreed (or be deemed to have agreed) to the Monthly Fixed Operating Expenses and Annual Fixed Operating Expense Increase applicable during the [***] Extension Term, and any attempt to invoke arbitration absent such agreement shall be null and void. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant’s obligation to pay or reimburse Landlord for the Monthly Fixed Operating Expenses, Taxes, or any other reimbursable items.

(e) Arbitration. Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within [***] after the [***] negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Tenant and by Tenant if the Fair Market Rent is that proposed by Landlord; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay [***] percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(f) Consent to Jurisdiction. The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

(g) Lease Terms/Provisions. Except for the Base Rent, Fixed Monthly Operating Expense Payment and Annual Fixed Operating Expense Increase, Tenant’s occupancy of the Premises during the First Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

(h) Failure to Give Extension Notice. If Tenant does not send the [***] Extension Notice within the period set forth in Paragraph (a), Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the [***] Extension Notice and the notice of Tenant’s objection under Paragraph (d).

(i) As-Is Condition. Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term. The Premises shall be tendered on the Commencement Date of the [***] Extension Term in “as-is” condition. Nothing herein shall limit or otherwise affect Landlord’s maintenance obligations under this Lease.

(j) Amendment Preparation. If the Lease is extended for the [***] Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term, the Base Rent, the Monthly Fixed Operating Expenses, and the Annual Fixed Operating Expense Increase applicable to the [***] Extension Term, and the other provisions applicable thereto (the “Amendment”).

(k) Lease Term. If Tenant exercises its right to extend the term of the Lease for the [***] Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the [***] Extension Term except as provided in (g) above.

EXHIBIT H: LETTER OF CREDIT FORM

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE:

BENEFICIARY:	APPLICANT:

1800 Wazee Street, Suite 500
Denver, Co 80202
Attn: Legal Department

BENEFICIARY:

By order of our client,                     , as tenant (“Tenant”) in that certain lease agreement dated                     , 20         by and between Beneficiary and Tenant (the “Lease Agreement”), we hereby establish this Irrevocable Transferable Letter Of Credit No.              in your favor for an amount up to but not exceeding the aggregate sum of                     and no/100 U.S. Dollars ($            ) (as reduced from time to time in accordance with the terms hereof, the “Letter Of Credit Amount”), effective immediately, and expiring on the close of business one year from the date hereof at our office at                      Attn:                      unless renewed as hereinafter provided.

Funds under this Letter Of Credit are available to you on or prior to the expiry date against presentation by you of your (i) sight drafts drawn on us in the form of Annex 1 hereto, indicating this letter of credit number and (ii) request in the form of Annex 2 hereto (such sight draft and request, together referred to as a “Drawing Request”), sight draft(s), completed and signed by an agent of the Beneficiary. Presentation of your Drawing Request may be made by you to us at the address set forth above or may be made by facsimile transmission, to the following facsimile number                     . You may present to us one or more Drawing Request from time to time prior to the expiry date in an aggregate amount not to exceed the Letter Of Credit Amount then in effect (it being understood that the honoring by us of each drawing request shall reduce the Letter Of Credit Amount then in effect). The proceeds of any draw under this Letter of Credit shall be remitted to an account designated by the Beneficiary in the Draw Letter, whether such account is in the name of the Beneficiary or any other named entity.

This Letter Of Credit will be automatically renewed for a one-year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date, or prior to any anniversary of such date, we notify both you and the applicant in writing by certified mail that we elect not to so renew the Letter Of Credit. In the event that we elect not to renew the Letter Of Credit, you may immediately draw down on the full amount of the Letter Of Credit by presentation of your drawing request. Further, in the event that the Applicant commences any proceeding for relief as defined in the Lease Agreement, you may immediately draw down on the full amount of the Letter Of Credit by presentation of your drawing request.

This Letter Of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter Of Credit is referred to or to which this Letter Of Credit relates, and no such reference shall be deemed to incorporate herein by reference any document or instrument.

All bank charges and commission incurred in this transaction are for the Applicant’s account.

This Letter Of Credit is transferable by you and your successors and assigns any number of times in its entirety and not in part, to any successor of the Beneficiary’s interests in the Lease Agreement, but only by delivery to us of a Notice Of Transfer in the form of Annex 3 hereto. Our transfer fee will be payable by the Applicant.

We hereby agree with the drawers, endorsers, and bona fide holders of drafts drawn under and in compliance with the terms of this Letter Of Credit that such drafts will be duly honored upon presentation to the drawee from our own funds and not the funds of the Applicant and shall be available to such drawers, endorsers, and bona fide holders, as the case may be, on or before 4:00 p.m.,                      time, on the business day (defined below) next following the date on which such drafts are received by us. “Business Day” shall mean any day which is not a Saturday, Sunday or day on which we are required or authorized by law to be closed in                                     .

To the extent not inconsistent with the express terms hereof, this Letter Of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices 1998 Publication 590 (“ISP 98”) and as to matters not governed by the ISP 98, this Letter Of Credit shall be governed by and construed in accordance with the laws of the State of                                 .

Very truly yours,

Name:	Name:
Title:	Title:

Annex 1

Sight Draft

                    , 20

Name & address of issuing bank

For value received, at sight pay to the order of name of Beneficiary, the sum of amount in words amount in figures United States Dollars drawn under                              Irrevocable Transferable Letter Of Credit No.              dated                     , 20    .

Beneficiary

By:
Name:
Title:

Annex 2

Drawing Request

                    , 20

Name & address of bank

RE: Irrevocable Transferable Letter Of Credit No.                      (the “Letter Of Credit”)

The undersigned (the “Beneficiary”), hereby certifies to                      (the “Issuer”) that:

(A) The Beneficiary is making a request for payment in lawful currency of the United States Of America under Irrevocable Transferable Letter Of Credit No.                      (the “Letter Of Credit”) in the amount of $                .

(B) The Letter Of Credit Amount (as defined in the Letter Of Credit) as of the date hereof and prior to payment of the amount demanded in this drawing request is $        . The amount requested by this drawing request does not exceed the Letter Of Credit Amount.

(C) Demand is made for payment under the Letter Of Credit as a result of the occurrence and continuation of an event of default under the Lease Agreement (as defined in the Letter Of Credit) or as a result of non-renewal of the Letter Of Credit or as a result of the Applicant or Tenant (as defined in said Lease Agreement) commencing a proceeding of relief (as defined in said Lease Agreement).

Please wire the proceeds of the drawing to the following account of the Beneficiary at the financial institution indicated below:

Unless otherwise defined, all capitalized terms used herein have the meanings provided in, or by reference in, the Letter Of Credit.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this drawing request as of the          day of,                      20        .

Beneficiary

By:
Name:
Title:

Annex 3

Notice Of Transfer

                    , 20__

Name & address of issuing bank

RE: Irrevocable Transferable Letter Of Credit No. _______________

The undersigned (the “Beneficiary”), hereby notifies                      (the “Issuer”) that it has irrevocably transferred the above-referenced Letter Of Credit to              (the “Transferee”) with an address at                      effective as of the date the Issuer receives this Notice Of Transfer. The Transferee acknowledges and agrees that the Letter Of Credit Amount may have been reduced pursuant to the terms thereof, and that the Transferee is bound by any such reduction.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice Of Transfer this          day of                     , 20        .

Beneficiary

By:
Name:
Title:

Agreed:

Transferee

By:
Name:
Its: